                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report on the financial statements of Global Crossing Ltd., LDC and subsidiaries dated April 21, 1998, in this Pre-Effective Amendment No. 3 Registration Statement on Form S-1 of Global Crossing Ltd. (Registration No. 333-53393) and in the related prospectus and to all references to our Firm included in or made a part of this Registration Statement.


Arthur Andersen LLP



Hamilton, Bermuda
August 10, 1998